UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01.    Results of Operations and Financial Condition, and Regulation FD Disclosure.

On May 1, 2007, i2 Technologies, Inc. (the “Company”) announced by press release (the “Press Release”) the Company’s first quarter 2007 financial results. The information contained in the Press Release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.”

The Company will conduct its earnings conference call on May 1, 2007, at 10:00 a.m. ET. A webcast of the conference call will be open to the public and can be accessed via the company’s Web site at http://www.i2.com/investor.

The information in this Current Report and the accompanying exhibit shall not be incorporated by reference into any filing by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Included in the Press Release is the disclosure of non-GAAP diluted earnings per share and non-GAAP operating revenue. Management believes that the presentation of non-GAAP diluted earnings per share and non-GAAP operating revenue and their related reconciliation to GAAP diluted earnings per share and GAAP revenue, respectively, is useful to investors as it reflects financial measures that management utilizes for budgeting purposes, as well as analyzing the underlying performance of the Company. Management believes that these non-GAAP measures provide investors additional important information to enable them to assess, in the way that management assesses, the operations of the Company. This non-GAAP financial information should not be considered as a substitute for, or superior to, and should only be read in conjunction with, measures of financial performance prepared in accordance with generally accepted accounting principles.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 1, 2007	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting, and Chief Financial Officer
(On behalf of the Registrant and as Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 1, 2007